Exhibit 4.1

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

BERLINER COMMUNICATIONS, INC.

Common Stock Purchase Warrant

No. DIG-001	Issue Date: February 28, 2007

THIS CERTIFIES that, for value received, Digital Communication Services, Inc. (the “Holder”) is entitled to subscribe for, and purchase from, Berliner Communications, Inc., a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on the Issue Date and terminating at 5:00 p.m., New York local time, on the third anniversary of the Issue Date (the “Exercise Period”) up to 500,000 shares (the “Warrant Shares”) of the common stock of the Company, par value $.00002 per share (the “Common Stock”). This Warrant is exercisable at an exercise price per share (the “Exercise Price”) equal to $0.73; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise and the exercise price per share, shall be adjusted as therein specified.

Section 1. Exercise of Warrant.

(a)  This Warrant may be exercised during the Exercise Period, either in whole or in part, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 20 Bushes Lane, Elmwood Park, New Jersey 07407 Attention: President, or at such other place as is designated in writing by the Company. In the event of a proposed sale of all or substantially all of the Company’s assets or outstanding shares of Common Stock, this Warrant may be exercised conditionally subject to the completion of such sale, with any payment of the Exercise Price being payable on the closing date of such sale.

(b) Payment must be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or other securities) determined as provided herein.

(c) For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or Capital Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(ii) If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD Over the Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(iii) Except as provided in clause (iv) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (iv) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

Section 2. Rights Upon Exercise: Delivery of Securities.

Upon each exercise of the Holder’s rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares so purchased, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

Section 3. Transfer and Exchange.

This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Any Warrants issued upon the permitted transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder.

Section 4. Reservation of Shares.

The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive or similar rights of stockholders.

Section 5. Antidilution.

(a) In the event that the Company shall at any time during the Exercise Period: (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock; (ii) subdivide the outstanding Common Stock; or (iii) combine the outstanding Common Stock into a smaller number of shares; then, in each case, the Exercise Price per Warrant Share in effect at the time of the record date for the determination of stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision or combination shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

(b) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(c) In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(d)  Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer’s certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(e) Notwithstanding anything herein to the contrary, the Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall pay in lieu of such fraction an amount in cash equal to the same fraction of the average closing sale price (or average of the closing bid and asked prices, if closing sale price is not available) of Common Stock for the 10 trading days ending on and including the date of exercise of this Warrant. If the Common Stock is not publicly traded, the cash amount of such fraction shall be determined in good faith by the Board of Directors of the Company.

(f) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than $.01; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to subsection (a) above, the number of Warrant Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares theretofore issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

Section 6. Reclassification; Reorganization; Merger.

(a) In case of any capital reorganization, other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, conveyance or other transfer to another person of all or substantially all of the assets of the Company (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities, cash or other property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and be set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of the sale, lease, conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder that such sale, lease, conveyance or other transfer has been consummated.

(b) In case of any reclassification of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

(c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

Section 7. Notice of Certain Events.

In case at any time the Company shall propose:

(a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock;

(b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities;

(c) to effect any reclassification of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6;

(d) to effect any liquidation, dissolution, or winding-up of the Company; or

(e)   to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder’s address as it shall appear in the Warrant Register, mailed at least 10 days prior to: (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined; (ii) the date on which any such reclassification, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities, cash or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

Section 8. If at any time after the date hereof the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the shares of Common Stock underlying this Warrant the Holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

Section 9. Charges and Taxes.

The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 10. Compliance with Securities Laws.

(a) The Holder of this Warrant, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of the date hereof, such Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under by the Securities and Exchange Commission under the Securities Act.

(b) Until sold pursuant to the provisions of Rule 144 or otherwise registered under the Securities Act, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

Section 11.  Loss; Theft; Destruction; Mutilation.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

Section 12.  Stockholder Rights.

The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

Section 13.  Governing Law.

This Warrant shall be construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

(This space intentionally left blank; signature page follows.)

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

BERLINER COMMUNICATIONS, INC.

By:	/s/ RICH BERLINER
Name: Rich Berliner
Title: Chief Executive Officer

ELECTION TO EXERCISE

TO: Berliner Communications, Inc.

Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase ________ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________ whose address is ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address: